Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cabot Microelectronics Corporation:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
Dallas, Texas
June 12, 2019